                                                                   EXHIBIT 3.14


                          SIMMONS CONTRACT SALES, LLC

                      LIMITED LIABILITY COMPANY AGREEMENT

                          Dated as of December 6, 2001

                               TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----

ARTICLE 1 DEFINITIONS ................................................................. 1
ARTICLE 2 FORMATION AND PURPOSE ....................................................... 1
        2.1 Formation, etc............................................................. 1
        2.2 Name ...................................................................... 1
        2.3 Registered Office/Agent ................................................... 1
        2.4 Term ...................................................................... 2
        2.5 Purpose ................................................................... 2
        2.6 Specific Powers ........................................................... 2
        2.7 Certificate ............................................................... 3
ARTICLE 3 MEMBER; CAPITAL CONTRIBUTIONS ............................................... 3
        3.1 Member .................................................................... 3
        3.2 Capital Contribution ...................................................... 4
        3.3 Additional Capital Contributions .......................................... 4
        3.4 Return of Capital Contributions ........................................... 4
ARTICLE 4 STATUS AND RIGHTS OF THE MEMBER ............................................. 4
        4.1 Limited Liability ......................................................... 4
        4.2 No Make-Up ................................................................ 4
        4.3 Return of Distributions of Capital ........................................ 4
ARTICLE 5 CAPITAL ACCOUNT; ALLOCATIONS; DISTRIBUTIONS ................................. 5
        5.1 Capital Account ........................................................... 5
        5.2 Allocations ............................................................... 5
        5.3 Distributions ............................................................. 5
        5.4 Withholding ............................................................... 5
        5.5 Taxation .................................................................. 5
ARTICLE 6 MANAGEMENT, RIGHTS, AND DUTIES OF THE MEMBER ................................ 5
        6.1 Management ................................................................ 5
        6.2 Agents .................................................................... 5
        6.3 Reliance by Third Parties ................................................. 6
ARTICLE 7 TRANSFER OF INTERESTS ....................................................... 6
ARTICLE 8 AMENDMENTS TO AGREEMENT ..................................................... 7
ARTICLE 9 DISSOLUTION OF COMPANY ...................................................... 7
        9.1 Events of Dissolution or Liquidation ...................................... 7



        9.2 Liquidation ............................................................... 7
ARTICLE 10 INDEMNIFICATION ............................................................ 7
        10.1 General .................................................................. 7
        10.2 Exculpation .............................................................. 8
        10.3 Persons Entitled to Indemnity ............................................ 8
        10.4 Procedure Agreements ..................................................... 8
ARTICLE 11 MISCELLANEOUS .............................................................. 8
        11.1 General .................................................................. 8
        11.2 Notices, Etc. ............................................................ 9
        11.3 Gender and Number ........................................................ 9
        11.4 Severability ............................................................. 9
        11.5 Headings ................................................................. 9
        11.6 No Third Party Rights .................................................... 9

                          SIMMONS CONTRACT SALES, LLC
                      LIMITED LIABILITY COMPANY AGREEMENT

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Simmons Contract Sales, LLC (the "Company") is entered into as of December 6, 2001 by Simmons Company, a Delaware corporation (the "Member").

         WHEREAS, the Member wishes to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act in order to conduct the business described herein.

         NOW, THEREFORE, the Member agrees as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         For purposes of this Agreement certain capitalized terms have specifically defined meanings which are either set forth or referred to in
Exhibit 1 which is attached hereto and incorporated herein by reference.

                                   ARTICLE 2
                             FORMATION AND PURPOSE

         2.1 Formation, etc. The Company was formed as a limited liability company pursuant to the Act by the filing of the Certificate with the Secretary of State of Delaware on September 27, 2001 (the "Effective Date"). The rights, duties and liabilities of the Member shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Name. The name of the Company is Simmons Contract Sales, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Member deems appropriate or advisable. The Member shall file, or shall cause to be filed, any fictitious name certificates and similar filings, and any amendments thereto, that the Member considers appropriate or advisable.

         2.3 Registered Office/Agent. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall initially be c/o Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19898. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19898. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Member.

         2.4 Term. The term of the Company shall continue indefinitely unless sooner terminated as provided herein. If the filing of a certificate of cancellation is required by the Act, the existence of the Company as a separate legal entity shall continue until the filing of such certificate in the manner required by the Act.

         2.5 Purpose. The Company is formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental thereto. Such purpose shall include, without limitation, the distribution of mattress products.

         2.6 Specific Powers. Without limiting the generality of Section 2.5, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.5, including, but not limited to, the power:

                2.6.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                2.6.2 to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property;

                2.6.3 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts of any kind, including without limitation guarantees and other contracts for the benefit of or with any Member or Affiliate thereof, without regard to whether such contracts may be deemed necessary, convenient to, or incidental to the accomplishment of the purposes of the Company;

                2.6.4 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                2.6.5 to lend money, to invest and reinvest its funds, and to accept real and personal property for the payment of funds so loaned or invested;

                2.6.6 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                2.6.7 to appoint employees, agents and representatives of the Company, and define their duties and fix their compensation;

                2.6.8 to indemnify any Person in accordance with the Act and this Agreement;

                2.6.9   to cease its activities and cancel its Certificate;

                2.6.10 to borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                2.6.11 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                2.6.12 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

         2.7 Certificate. Allen C. Tucci, Philip J. Smith, Nicole J. Desharnais and Jennifer L. Coffin are designated as authorized persons within the meaning of the Act to execute, deliver and file the Certificate, and each of the Member, Allen C. Tucci, Philip J. Smith, Nicole J. Desharnais and Jennifer L. Coffin are designated as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         2.8. Principal Office: The principal executive office of the Company shall be located at such place within or without the State of Delaware as the Member shall establish, and the Member may from time to time change the location of the principal executive office of the Company to any place within or without the State of Delaware. The Member may establish and maintain such additional offices and places of business of the Company, either within or without the State of Delaware, as it deems appropriate.

                                   ARTICLE 3
                         MEMBER; CAPITAL CONTRIBUTIONS

         3.1 Member. The name and the business address of the Member of the Company is as follows:


Name                                    Address

Simmons Company                         One Concourse Parkway
                                        Suite 800
                                        Atlanta, GA 30328

         3.2 Capital Contribution. The Member shall pay to the Company on or before the Effective Date a Capital Contribution of $1,000.

         3.3 Additional Capital Contributions. The Member may make additional Capital Contributions to the Company for such purposes, at such times and in such amounts as shall be determined by such Member; provided, however, that the Member shall not be obligated to make any additional Capital Contributions.

         3.4 Return of Capital Contributions. The Member shall not have the right to demand a return of all or any part of its Capital Contributions, and any return of the Capital Contributions of the Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to the Member with respect to its Capital Contributions.

                                   ARTICLE 4
                        STATUS AND RIGHTS OF THE MEMBER

         4.1 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member nor any other Indemnified Party shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or an Indemnified Party. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

         4.2 No Make-Up. In no event shall the Member be required to make up any deficiency in its Capital Account upon the dissolution or termination of the Company.

         4.3 Return of Distributions of Capital. Except as otherwise expressly required by law, the Member, in its capacity as such, shall have no liability either to the Company or any of its creditors in excess of (a) the amount of its Capital Contributions actually made, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make a Capital Contribution pursuant to Section 3.2 and (d) to the extent required by law, the amount of any distributions wrongfully distributed to it. Except as required by law or a court of competent jurisdiction, no Member or investor in or partner of a Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. The amount of any Distribution returned to the Company by or on behalf of the Member or paid by or on behalf of the Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

                                   ARTICLE 5
                  CAPITAL ACCOUNT; ALLOCATIONS; DISTRIBUTIONS

         5.1 Capital Account. The Company shall maintain a capital account (a "Capital Account") for the Member. The Capital Account shall be increased by all capital contributions made by the Member and all profits allocated to the Member and be decreased by all distributions to the Member and by all losses allocated to the Member.

         5.2 Allocations. All of the Company's profits and losses shall be allocated to the Member.

         5.3 Distributions. The amount and timing of all distributions shall be determined by the Member. Distributions may be made in cash, securities or other property.

         5.4 Withholding. The Member hereby authorizes the Company to withhold and pay over any withholding or other taxes payable by the Company as a result of the Member's status as a Member hereunder.

         5.5 Taxation. It is the intent of the Member that the Company be treated as an association taxable as a "corporation" for federal income tax purposes, and, accordingly, the Company will file such an election as of the Effective Date within 75 days of the Effective Date. At such time, if any, as the Member determines not to have the Company treated as an association taxable as a "corporation" for federal income tax purposes and elects to have the Company disregarded as an entity separate from its Member for federal tax purposes pursuant to Section 7701 of the Code and the Treasury Regulations promulgated thereunder, the Member will file an appropriate election to become such disregarded entity.

                                   ARTICLE 6
                 MANAGEMENT, RIGHTS, AND DUTIES OF THE MEMBER

         6.1 Management. Management, operation and policy of the Company shall be vested exclusively in the Member, and there shall be no "manager" within the meaning of the Act. The Member, acting through its duly authorized agents, is authorized and empowered on behalf and in the name of the Company to perform all acts and engage in all activities and transactions which it may in its sole discretion deem necessary or advisable in order to cause the Company to carry out its purpose and exercise the powers granted to the Company hereunder and under the Act. The Member is an agent of the Company and the actions of the Member in such capacity shall be binding on the Company without liability to the Member.

         6.2 Agents. The Member by written instrument signed by the Member shall have the power to appoint agents (who may be referred to as officers) to act for the Company with such titles, if any, as the person or entity making the appointment deems appropriate and to delegate to such agents such of the powers as are held by the Member hereunder including the power to execute documents on behalf of the Company, as the Member may determine; provided, however, that no such appointment or delegation shall cause the Person so appointed or delegated to be deemed a "manager" within the meaning of the Act. The agents so appointed may include persons holding titles such as Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer, Controller, Secretary or Assistant Secretary. Any officer may be removed at any time with or without cause. The officers of the Company as of the date hereof are set forth on Exhibit 6.2. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority and all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation may be signed by the Chairman, if any, the President, a Vice President, the Treasurer, Controller, the Secretary or Assistant Secretary at the time in office. The Member by written instrument signed by the Member may, in the sole discretion of the Member, ratify any act previously taken by an agent acting on behalf of the Company. Except as provided in this Section 6.2, the Member shall be the sole person with the power to bind the Company.

         6.3 Reliance by Third Parties. Any person or entity dealing with the Company or the Member may rely upon a certificate signed by the Member as to:
(a) the identity of the Member; (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or are in any other manner germane to the affairs of the Company; (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; (d) the authorization of any action by or on behalf of the Company by the Member or any officer or agent acting on behalf of the Company; or (e) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Member.

                                   ARTICLE 7
                             TRANSFER OF INTERESTS

         The Member may sell, assign, pledge, encumber, dispose of or otherwise transfer all or any part of the economic or other rights that comprise its Interest. The transferee shall have the right to be substituted for the Member under this Agreement for the transferor if so determined by the Member. No Member may withdraw or resign as Member except as a result of a transfer pursuant to this Article 7 in which the transferee is substituted for the Member.

                                   ARTICLE 8
                            AMENDMENTS TO AGREEMENT

         This Agreement may be amended or modified by the Member. The Member shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any such amendment or modification.

                                   ARTICLE 9
                            DISSOLUTION OF COMPANY

         9.1 Events of Dissolution or Liquidation. The Company shall be dissolved upon the happening of either of the following events: (a) the written determination of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         9.2 Liquidation. After termination of the business of the Company, the assets of the Company shall be distributed in the following order of priority:

                (a) to creditors of the Company, including the Member if a creditor to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment thereof or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member under Section 5.3 and upon termination of the Company; and then

                (b)      to the Member.

                                  ARTICLE 10
                                INDEMNIFICATION

         10.1 General. The Company shall indemnify, defend, and hold harmless the Member and any director, officer, partner, stockholder, controlling Person or employee of the Member, and any Person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing Persons being referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") from any liability, loss or damage incurred by the Indemnified Party by reason of any act performed or omitted to be performed by the Indemnified Party in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Party by virtue of such Party's position with the Company, including reasonable attorneys' fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Party, indemnification under this Article 10 shall be available only if (a) either (i) the Indemnified Party, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (ii) in the case of inaction by the Indemnified Party, the Indemnified Party did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company, and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the Indemnified Party; provided, further, however, that the indemnification under this Section 10.1 shall be recoverable only from the assets of the Company and not from any assets of the Member. Unless the Member determines in good faith that the Indemnified Party is unlikely to be entitled to indemnification under this Article 10, the Company shall pay or reimburse reasonable attorneys' fees of an Indemnified Party as incurred, provided that such Indemnified Party executes an undertaking, with appropriate security if requested by the Member, to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification under this
Article 10. The Company may pay for insurance covering liability of the Indemnified Party for negligence in operation of the Company's affairs.

         10.2 Exculpation. No Indemnified Party shall be liable, in damages or otherwise, to the Company or to the Member for any loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Party, at the time of such action or inaction, determined in good faith that such Indemnified Party's course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Indemnified Party, the Indemnified Party did not intend such Indemnified Party's inaction to be harmful or opposed to the best interests of the Company, and (b) the conduct of the Indemnified Party did not constitute fraud, gross negligence or willful misconduct by such Indemnified Party.

         10.3 Persons Entitled to Indemnity. Any Person who is within the definition of "Indemnified Party" at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 10 as an "Indemnified Party" with respect thereto, regardless whether such Person continues to be within the definition of "Indemnified Party" at the time of such Indemnified Party's claim for indemnification or exculpation hereunder.

         10.4 Procedure Agreements. The Company may enter into an agreement with any of its officers, employees, consultants, counsel and agents, or the Member, setting forth procedures consistent with applicable law for implementing the indemnities provided in this Article 10.

                                  ARTICLE 11
                                 MISCELLANEOUS

         11.1 General. This Agreement: (a) shall be binding upon the legal successors of the Member; (b) shall be governed by and construed in accordance with the laws of the State of Delaware; and (c) contains the entire agreement as to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.

         11.2 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or receipt (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service), addressed to the Member at its address in the records of the Company or otherwise specified by the Member.

         11.3 Gender and Number. Whenever required by the context, as used in this Agreement singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

         11.4 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         11.5 Headings. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

         11.6 No Third Party Rights: Except for the provisions of Section 6.3, the provisions of this Agreement are for the benefit of the Company, the Member and permitted assignees and no other Person, including creditors of the Company, shall have any right or claim against the Company or the Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

             [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the Member has executed this Agreement as of the day and year first set forth above.






                                               SIMMONS COMPANY


                                               By: /s/ WILLIAM S. CREEKMUIR
                                                   ---------------------------
                                               Name:  WILLIAM S. CREEKMUIR
                                               Title: EXECUTIVE VICE PRESIDENT &
                                                      CHIEF FINANCIAL OFFICER

                                                                      EXHIBIT 1


                                 DEFINED TERMS

         "Act" shall mean the Delaware Limited Liability Company Act (6 Del. C.
Section 18-101, et seq.) as amended and in effect from time to time.

         "Affiliate" shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean the Limited Liability Company Agreement of the Company dated as of December 6, 2001, as amended from time to time.

         "Capital Account" is defined in Section 5.1.

         "Capital Contribution" shall mean the amount of cash and the fair market value of any other property contributed to the Company with respect to the Interest held by the Member.

         "Certificate" shall mean the Certificate of Formation of the Company filed on September 27, 2001 and any and all amendments thereto and restatements thereof filed on behalf of the Company as permitted hereunder with the office of the Secretary of State of the State of Delaware.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of any future federal tax law.

"Company" shall mean the limited liability company formed under and pursuant to the Act and this Agreement.

         "Distribution" shall mean the amount of cash and the fair market value of any other property distributed in respect of the Member's Interest in the Company.

         "Effective Date" is defined in Section 2.1.

         "Fiscal Year" shall mean the fiscal year of the Company which shall end on December 31 in each year or on such other date in each year as the Member shall otherwise elect.

         "Indemnified Party" is defined in Section 10.1.

         "Interest" shall mean the entire interest of the Member in the capital and profits of the Company, including the right of the Member to any and all benefits to which the Member may be entitled as provided in this Agreement, together with the obligations of the Member to comply with all the terms and provisions of this Agreement.

         "Member" shall mean the Person listed as member on the signature page to the Agreement and any other Person that both acquires an Interest in the Company and is admitted to the Company as a Member pursuant to this Agreement.

         "Person" shall mean an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

                                                                    Exhibit 6.2


                                   OFFICERS



Charles R. Eitel                                        Chief Executive Officer
Robert Hellyer                                          President
William S. Creekmuir                                    Executive Vice President, Secretary and Treasurer
Marco Roca                                              Vice President
Brian Breen                                             Vice President, Assistant Secretary, and Assistant Treasurer
Mark Chambless                                          Vice President and Assistant Secretary
Earl C. Brewer                                          Vice President and Assistant Secretary
Kristen McGuffey                                        Vice President and Assistant Secretary
Rhonda C. Rousch                                        Vice President and Assistant Secretary